SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                 SYNTELLECT INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 GEOFFREY NIXON
                             MISSION PARTNERS, L.P.
                            LIBERTY NOMINEES LIMITED
                             HORIZON OFFSHORE, LTD.
                           MAYFAIR CAPITAL FUND, L.P.
                              MCM ASSOCIATES, LTD.
        MCM PROFIT SHARING PLAN-DLJSC-CUSTODIAN FBO GEOFFREY NIXON TTEE
                          MCM CAPITAL MANAGEMENT, LLC
           ---------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

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


                                EXPLANATORY NOTE

    Copies of the following letter were first sent to stockholders of Syntellect Inc. on or about May 3, 2002 by Mission Partners, L.P., on behalf of itself and each of Geoffrey Nixon, Liberty Nominees Limited, Horizon Offshore, Ltd., Mayfair Capital Fund, L.P., MCM Associates, Ltd., MCM Profit Sharing Plan-DLJSC-Custodian FBO Geoffrey Nixon TTEE, and MCM Capital Management, LLC, in connection with such persons' solicitation of proxies from holders of Syntellect common stock for use at the 2002 Annaul Meeting of Syntellect Stockholders, to be held on Monday, May 20, 2002.

                                  * * * * * * *

                  MISSION PARTNERS' NOMINATION OF CAMILLE JAYNE
                     FOR ELECTION TO SYNTELLECT INC.'S BOARD

Dear Fellow Syntellect Shareholders:                                May 3, 2002


We are significant shareholders of Syntellect and care about the same things you do. We believe voice recognition offers a promising future for Syntellect, but to participate in this future opportunity, Syntellect must first survive the current IT recession. In these difficult times, with uncertain operations, Syntellect's weak balance sheet, exorbitant cost of capital and a "going concern" opinion from Syntellect's outside auditors, a proactive and vigilant Board is vital. The Board must hold management accountable and constantly measure business progress and the chances of stand-alone success versus other strategic options, which may include selling, merging or partnering Syntellect while enterprise value still remains.


                       HOW DO WE STOP THE DOWNWARD SPIRAL?


Trouble first surfaced at Syntellect in the fourth quarter of 2000 when accounting restatements and operating losses were reported. In that same quarter, Syntellect's balance sheet had been weakened by a Board approved share buyback program, which included the purchase of $3.7 million worth of Syntellect shares at an average price of $4.45 per share. This was part of a larger buyback which we believe involved the direct or indirect purchase of a large number of shares from a fund controlled by a Syntellect director, or from entities he is affiliated or associated with. Management of Syntellect has repeatedly promised a near-term return to profitability and has yet to deliver on this promise. Even more disturbing to us is that apparently nothing has been done since then to resolve Syntellect's deteriorating financial condition - - to the point that Syntellect's outside auditors stated in their 2001 audit opinion - - "...the Company has suffered losses from operations, a working capital deficit and an accumulated deficit that raise SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN."

This is the first time we have ever taken an activist position with respect to one of our investments, but in this case we felt we had no choice. Something has to be done to change what we believe to be a lack of independent thinking and the apparent inertia on the part of Syntellect's Board. As shareholders, all of us should do what we can to bring a culture of management accountability to Syntellect, and to elect a Board that is considerably more involved in making sure that Syntellect can survive the current IT recession and that continually considers all viable strategic alternatives to enhance our investment. Collectively, Syntellect's officers and directors only own approximately 7% of the company! As the true public owners of Syntellect, you and we are all in this together!

                    IT'S TIME FOR A NEW INDEPENDENT DIRECTOR


A first step is to put a truly independent director on the Board. Our nominee is Camille Jayne. We have known Ms. Jayne for several years as the CEO and Chairman of a successful public company engaged in developing preprogrammed universal wireless control products, and we are impressed by her grasp of the business realities of her firm and what it takes to succeed. She is outspoken and decisive, and she will be a strong representative of all Syntellect shareholders. We believe Syntellect will benefit from Ms. Jayne's objectivity and forthrightness to question management's decisions, strategies and plans. We further believe her business experience and commitment to shareholders will help ensure that shareholder value is protected in the near-term and enhanced in the longer-term, even if this involves a course of action not supported by Syntellect's CEO. MS. JAYNE'S MEMBERSHIP ON THE BOARD OF DIRECTORS WILL MAKE THE BOARD AND MANAGEMENT ACCOUNTABLE TO US, THE OWNERS OF APPROXIMATELY 93% OF SYNTELLECT'S PUBLIC SHARES.


                           VOTE NO FOR THE STATUS QUO
                             VOTE FOR CAMILLE JAYNE

Syntellect's Chairman and CEO, Anthony V. Carollo, Jr., has been hostile to Ms. Jayne's nomination from the start. Syntellect's proxy statement states that the Board twice considered her and twice rejected her. BUT THEY NEVER ASKED TO MEET WITH HER, NO ONE FROM SYNTELLECT'S BOARD OR MANAGEMENT EVEN SPOKE TO HER BY PHONE, AND NO REFERENCES OR MORE DETAILED INFORMATION ABOUT MS. JAYNE'S BACKGROUND AND CONSIDERABLE ACCOMPLISHMENTS WERE EVER REQUESTED. When we asked to speak to the Board without the CEO's presence, to enable the Board members to speak openly about Syntellect's corporate governance process and how Ms. Jayne could contribute, Mr. Carollo insisted on being present at the meeting. We believe this refusal to allow us to speak to the Board without his presence underscores a lack of true Board independence, and is an example of Mr. Carollo's continuing attempts to dominate and control the Board's deliberative process.


                             YOUR VOTE IS IMPORTANT

To vote for Ms. Jayne, please check the FOR box on the BLUE PROXY CARD that came with our BLUE proxy statement, and SIGN and DATE the back and SEND it in the postage paid return envelope that accompanied our proxy materials. DISCARD THE WHITE PROXY CARD SENT TO YOU BY SYNTELLECT. If you have already sent back the white proxy card and wish to vote for Ms. Jayne, you can still do so by completing, signing, dating and sending in the BLUE proxy card. Remember, your most recently dated proxy card revokes your earlier dated proxies.

If you have any questions or need further assistance, please feel free to call our proxy solicitor D.F. King & Co., Inc. at 800-735-3591.

Every vote counts.  Thank you for your support.

Geoffrey Nixon
President, MCM Associates Ltd., General Partner of Mission Partners LP.

                                   * * * * * *

                              IMPORTANT INFORMATION

We filed a definitive proxy statement with the SEC on April 23, 2002 in connection with our solicitation of proxies for use at Syntellect's 2002 Annaul Meeting of Shareholders, to be held on Monday, May 20, 2002. Our definitive proxy statement and accompanying BLUE proxy card were first mailed to Syntellect shareholders on or about April 23, 2002. YOU ARE ADVISED TO READ OUR PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of our definitive proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. You may also obtain a free copy of our definitive proxy materials by contacting D.F. King at 800-735-3591.